                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 22, 1998


                            OSAGE SYSTEMS GROUP, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                       0-22808                        95-4374983
(State or other             (Commission File No.)              (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                            1661 East Camelback Road
                                    Suite 245
                                Phoenix, AZ 85016
                     (Address of principal executive office)




Registrant's telephone number, including area code:  (602) 274-1299


          (Former name or former address, if changed since last report)


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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF OPEN BUSINESS SYSTEMS, INC.

         On June 22, 1998, Osage Systems Group, Inc. (the "Company") completed the acquisition of Open Business Systems, Inc. ("OBS"). Headquartered in suburban Chicago, Illinois with a branch office in Minneapolis, Minnesota, OBS was founded in 1991 with the specific goal of offering customers the best technology solutions possible, utilizing advanced "open" technologies that provide an extensive platform for future growth. OBS has developed an expertise in leading edge operating system "Java" technologies. This has contributed towards the designation of OBS as the first Java reseller center in North America by Sun Microsystems, and the establishment of an "Elite Certified Value
- Added Reseller" relationship with Sun Microsystems. OBS also furnishes comprehensive enterprise wide networking and security solutions, and specializes in the fields of web design and electronic commerce. OBS has strategic relationships with other industry leading vendors such as Netscape Communications, Check Point Software Technologies, Fore Systems, and Cisco Systems. OBS employs 42 people and during its most recent fiscal year, realized revenues of $9.2 million.

         The OBS acquisition was completed for an initial purchase price of $4.0 million; payable $2.0 million in cash, $2.0 million in newly issued shares (the "Shares") of restricted common stock of the Company priced at $5.51 per share and a three-year earnout based upon the revenues and net income of OBS payable in additional shares (the "Earnout Shares") of restricted common stock of the Company. The Company has agreed to register the resale of the Shares commencing June 22, 1999 and the resale of the Earnout Shares commencing September 30, 2000 with the Securities and Exchange Commission (the "SEC"). Pursuant to the Stock Purchase Agreement, the Company is obligated to make an additional cash payment per Share equal to the amount, if any, by which the average closing price per share of the Company's common stock is less than $5.51 during the twenty (20) trading days preceding the earlier of (i) the date on which the public resale of the Shares is permitted by an effective registration statement with the SEC; or
(ii) the date on which the public resale of some or all of the Shares is permitted under Rule 144 under the Securities Act of 1933, as amended (only with respect to that number of Shares which may be publicly resold pursuant to Rule
144). In connection with the closing of the acquisition, the Company also caused OBS to enter into three year employment agreements with the four former principal shareholders of OBS to serve as officers of OBS and agreed to guarantee the performance of OBS under each agreement.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Acquired Business

                  It is impracticable at the time of the filing of this Current Report to provide the historical financial information for OBS required by Regulation S-X. Accordingly, the Company will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b)      Pro Forma Financial Statements of Businesses

                  It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for OBS required by Regulation S-X. Accordingly, the Company will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.



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         (c)      Exhibits (referenced to Item 601 of Regulation S-K).

2.10 Stock Purchase Agreement dated June 22, 1998 by and among Osage Systems Group, Inc. and John Udelhofen, Michael Durbin, David Durbin & Brian Wolfe, the shareholders of Open Business Systems, Inc.

10.18 Employment Agreement dated June 22, 1998 by and between Open Business Systems, Inc. and John Udelhofen.

10.19 Employment Agreement dated June 22, 1998 by and between Open Business Systems, Inc. and Michael Durbin.

10.20 Employment Agreement dated June 22, 1998 by and between Open Business Systems, Inc. and David Durbin.

10.21 Employment Agreement dated June 22, 1998 by and between Open Business Systems, Inc. and Brian Wolfe.

10.22 Registration Rights Agreement dated June 22, 1998 by and among Osage Systems Group, Inc. and John Udelhofen, Michael Durbin, David Durbin and Brian Wolfe, the shareholders of Open Business Systems, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 7, 1998                     OSAGE SYSTEMS GROUP, INC.


                                         BY:/s/Jack R. Leadbeater
                                            ------------------------------------
                                               Jack R. Leadbeater
                                               Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit                                                                                     Page Number in Rule
Number                                                                                       0-3(b) Sequential
(Referenced to                                                                             Numbering System Where
Item 601 of Reg.                                                                            Exhibit Can Be Found
S-K)
2.10     Stock Purchase Agreement dated June 22, 1998 by and among Osage Systems
         Group, Inc. and John Udelhofen, Michael Durbin, David Durbin & Brian
         Wolfe, the shareholders of Open Business Systems, Inc..

10.18    Employment Agreement dated June 22, 1998 by and between Open Business
         Systems, Inc. and John Udelhofen.

10.19    Employment Agreement dated June 22, 1998 by and between Open Business
         Systems, Inc. and Michael Durbin.

10.20    Employment Agreement dated June 22, 1998 by and between Open Business
         Systems, Inc. and David Durbin.

10.21    Employment Agreement dated June 22, 1998 by and between Open Business
         Systems, Inc. and Brian Wolfe..

10.22    Registration Rights Agreement dated June 22, 1998 by and among Osage
         Systems Group, Inc. and John Udelhofen, Michael Durbin, David Durbin and Brian Wolfe, the shareholders of Open Business Systems, Inc.